EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com
Press Release

LIALDA™ (mesalamine) with MMX™ Technology - the First Oral Once-Daily Mesalamine for Active, Mild to Moderate Ulcerative Colitis - Now Available

Basingstoke, UK and Philadelphia, PA, US - March 19, 2007 - Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) today announced the availability of LIALDATM (mesalamine) with MMXTM Technology, indicated for the induction of remission in patients with active, mild to moderate ulcerative colitis (UC), a type of inflammatory bowel disease. LIALDA is the first and only FDA-approved once daily oral formulation of mesalamine. The U.S. Food and Drug Administration (FDA) approved LIALDA on January 16, 2007.

LIALDA is available to patients by prescription for oral administration in dosages of 2.4 g/day and 4.8 g/day, allowing patients to take as few as two tablets once daily. Other currently available mesalamines require three to four times daily dosing and six to 16 pills a day. A study found that patients who are not compliant with their mesalamine medications have a five-fold greater risk of disease flares, a serious worsening of symptoms, than compliant patients.

“In clinical trials, LIALDA was superior to placebo in inducing remission. Additionally, LIALDA’s convenient once daily dosing may help address the compliance issues facing so many ulcerative colitis patients,” said Mike Cola, President of Shire's Specialty Pharmaceuticals business. “Shire is pleased to offer this latest advancement in the treatment of ulcerative colitis, which complements our existing GI portfolio and reinforces our commitment to improving the treatment of gastrointestinal diseases.”

"Although not everyone's experience is the same, taking the pills for my disease seemed to consume my life - my next dosage was constantly on my mind," said Becky Pace, a LIALDA clinical trial patient. "I could not believe taking medication once a day would help as much as it did. LIALDA brought my disease into remission."

About LIALDA
LIALDA is part of a drug class called aminosalicylates, which contain 5-aminosalicyclic acid (5-ASA). 5-ASA is a well-established drug of choice and often a first-line treatment for UC. LIALDA is indicated for the induction of remission in patients with active, mild to moderate UC. LIALDA is the first new formulation in this class to be approved since 2000. The safety and efficacy of LIALDA has been established for up to eight weeks. LIALDA is the only ulcerative colitis treatment that utilizes MMX Technology.  LIALDA with MMX Technology combines a pH dependent gastro-resistant coating, which delays the release of the medication to the colon (the site of the inflammation in ulcerative colitis), with a tablet core containing mesalamine with hydrophilic and lipophilic excipients.

Shire has licensed from Giuliani SpA the exclusive rights to develop and commercialize LIALDA in the U.S., Canada, Europe -- known as MEZAVANT™ -- (excluding Italy) and the Pacific Rim. Giuliani SpA retains the development and commercialization rights in Italy.  Cosmo Pharmaceuticals SpA, Milan, developed the MMX technology.

LIALDA Effectively Induces Remission
The approval of LIALDA was based on the results of two Phase III clinical studies. The first study assessed the efficacy and safety of LIALDA 2.4 g/day given in divided doses twice daily and 4.8 g/day given once daily against placebo in 262 patients. At eight weeks, both doses demonstrated superiority over placebo in the induction of remission (34.1 percent with 2.4 g/day, 29.2 percent with 4.8 g/day, and 12.9 percent with placebo). These study results were recently published in the January 2007 issue of Clinical Gastroenterology and Hepatology.

The second study assessed the efficacy and safety of LIALDA 2.4g/day and 4.8g/day (both given once daily) against placebo in 255 patients. At eight weeks, both once daily doses demonstrated superiority over placebo in the induction of remission (40.5 percent with 2.4 g/day, 41.2 percent with 4.8 g/day, and 22.1 percent with placebo). These study results were published in the January 2007 issue of Gastroenterology.

Important Safety Information

LIALDA tablets are indicated for the induction of remission in patients with active, mild to moderate ulcerative colitis. Safety and effectiveness of LIALDA beyond eight weeks have not been established.

LIALDA is contraindicated in patients with hypersensitivity to salicylates (including mesalamine) or to any of the components of LIALDA. Caution should be exercised when treating patients with pyloric stenosis or those allergic to sulfasalazine. Mesalamine has been associated with an acute intolerance syndrome (three percent of patients in clinical trials with mesalamine or sulfasalazine) that may be difficult to distinguish from a flare of inflammatory bowel disease. Symptoms include cramping, acute abdominal pain and bloody diarrhea, and sometimes fever, headache and rash. If acute intolerance syndrome is suspected, prompt withdrawal is required. Mesalamine-induced cardiac hypersensitivity reactions (myocarditis and pericarditis) have been reported. Reports of renal impairment have been associated with mesalamine medications. Caution should be exercised, and LIALDA should be used only if the benefits outweigh the risks. No information is available for patients with hepatic impairment; therefore caution is recommended.

LIALDA is generally well tolerated. The majority of adverse events in the double-blind, placebo-controlled trials were mild or moderate in severity. In clinical trials (N=535), the most common treatment-related adverse events with LIALDA 2.4g/day, 4.8g/day and placebo were headache (5.6 percent, 3.4 percent and 0.6 percent, respectively) and flatulence (four percent, 2.8 percent and 2.8 percent, respectively). Pancreatitis occurred in less than one percent of patients during clinical trials, and resulted in discontinuation of therapy with LIALDA.

About Ulcerative Colitis
Ulcerative colitis is a type of inflammatory bowel disease that produces inflammation and sores or ulcers along the inside of the large intestine, also called the bowel or colon. The sores may interfere with the normal digestive process, often causing cramping, bloating, diarrhea, bleeding, fatigue, weight loss and frequent bowel movements. This serious, chronic autoimmune disease affects approximately 500,000 Americans. For more information on ulcerative colitis, visit www.managinguc.com.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

GIULIANI SpA

Giuliani SpA, founded in 1889, is a privately owned specialty pharmaceutical company strategically focused in gastroenterology and dermatology. It is currently marketing proprietary products for the treatment and management of ulcerative colitis, Crohn’s disease, food intolerances and dermatological disorders. Giuliani’s R&D pipeline includes new chemical entities and biotechnological products targeted to treat inflammatory and autoimmune diseases.

COSMO Pharmaceuticals SpA

Cosmo is a speciality pharma company that aims to become a global leader in optimised therapies for certain gastrointestinal diseases. The company's proprietary clinical development pipeline specifically addresses innovative treatments for IBD, such as ulcerative colitis and Crohn's disease, and colon infections. Cosmo's most advanced development product is LIALDA™/ MEZAVANT™ a treatment for ulcerative colitis that is licensed globally to Giuliani and Shire Pharmaceuticals. Cosmo's proprietary MMX technology is at the core of the company's product pipeline and was developed from its expertise in formulating and manufacturing gastrointestinal drugs for international clients at its GMP (Good Manufacturing Practice) facilities in Lainate, Italy. For further information on Cosmo, please visit the Company's website: www.cosmopharmaceuticals.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD), SPD465 (extended release triple-bead mixed amphetamine salts) (ADHD); Shire's ability to secure new products for commercialization and/or development; Shire's planned acquisition of New River Pharmaceuticals announced February 20, 2007; and other risks and uncertainties detailed from time to time in Shire's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the Securities and Exchange Commission, particularly Shire plc's Annual Report on Form 10-K for the year ended December 31, 2005.

LIALDA is a trademark of Shire LLC.

MMX is a trademark owned by Cosmo Technologies Ltd, Ireland, a wholly-owned subsidiary of Cosmo Pharmaceuticals SpA.